EXHIBIT 10.3

FIRST AMENDMENT TO CERTAIN

RESTRICTED STOCK AGREEMENTS

This First Amendment to certain Restricted Stock Agreements (this “Amendment”) is entered into this 15th day of July 2013 (the “Effective Date”) by TARGA RESOURCES CORP., a Delaware corporation (“Targa”), and amends all Restricted Stock Agreements evidencing Restricted Stock Awards that have previously been granted by Targa to any Employee (each, a “Grantee”), to the extent any such Restricted Stock Award remains outstanding as of the Effective Date (each such agreement, an “Agreement,” and collectively, the “Agreements”), as provided herein.

WHEREAS, Targa maintains the TARGA RESOURCES CORP. 2010 STOCK INCENTIVE PLAN (the “Plan”) for the purposes of providing incentives and encouraging share ownership on the part of Employees, Directors, and Consultants;

WHEREAS, Targa has previously granted to various Employees certain Restricted Stock Awards, as evidenced by the Agreements, which each relate to a certain number of Restricted Shares as specified in each such Agreement;

WHEREAS, Targa desires to modify the Agreements to provide that the Grantee’s service as a Consultant, and/or the Grantee’s refraining from providing other services to another employer or service recipient, (together or alone, as applicable) to constitute continued employment for purposes of the Forfeiture Restrictions in the Agreements;

NOW THEREFORE, in consideration of the premises, Targa agrees as follows:

1. Capitalized terms that are not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan or in the Agreements, as applicable.

2. The first sentence of Section 3(a) of the Agreements shall be deleted and replaced with the following:

The Restricted Shares may not be sold, assigned pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and in the event of termination of the Employee’s employment with the Company (as defined in Section 7 hereof) for any reason other than death or Disability, the Employee shall, for no consideration, forfeit to the Company all Restricted Shares.

3. Section 7 of each of the Agreements shall be deleted and replaced with the following:

7. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as (a) the Employee remains an employee of either the Company or an Affiliate, or (b) (i) the Employee remains a Consultant providing substantial services to either the Company or an Affiliate and/or (ii) following any voluntary termination of employment by the Employee, and to the extent the Award remains subject to a “substantial risk of forfeiture” (as determined under section 83 of the Internal Revenue Code of 1986, as amended, and in the good faith discretion of the Committee or its delagatee) through the lapse date set forth in Section 3(b) hereof, the Employee refrains from accepting other employment with, or providing services to, (A) any competitor of the Company, or (B) any other organization if the employment or services to be provided thereto are in a substantially similar capacity, role, or function as has been provided to the Company or its Affiliates (but excluding the ability to provide services as a director of such other organizations). Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment or service with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs or engages the Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by or service with the Company or affect in any way the right of the Company to terminate such employment or service at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, the Employee’s employment by or service with the Company shall be on an at-will basis, and the employment or service relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.

4. Limited Effect. Except as amended hereby, the Agreements shall remain in full force and effect in accordance with their terms as currently written.

5. Miscellaneous. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, Targa has caused this Amendment to be duly executed by an officer thereunto duly authorized, as of the date first above written.

TARGA RESOURCES CORP.

By:	/s/ Joe Bob Perkins
Name: Joe Bob Perkins
Title: Chief Executive Officer

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